Exhibit 32
WRITTEN STATEMENT
PURSUANT TO
18 U.S.C. SECTION 1350
     The undersigned, Douglas M. Pasquale, the Chief Executive Officer, and Abdo H. Khoury, the Chief Financial and Portfolio Officer, of Nationwide Health Properties, Inc. (the “Company”), pursuant to 18 U.S.C. §1350, hereby certify that, to the best of my knowledge:
     (i) the Annual Report on Form 10-K for the annual period ended December 31, 2009 of the Company (the “Report”) fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934; and
     (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: February 17, 2010

/s/ Douglas M. Pasquale
Douglas M. Pasquale
Chairman of the Board of Directors and President and Chief Executive Officer

/s/ Abdo H. Khoury
Abdo H. Khoury
Executive Vice President and Chief Financial and Portfolio Officer

     A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request. The foregoing certification is being furnished pursuant to 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it is not to be incorporated by reference into any filing of the Company, regardless of any general incorporation language in such filing.